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                                                                    EXHIBIT 99.1

                  CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                                  CERTIFICATION

In connection with the Annual Report of Merck & Co., Inc. (the "Company") Employee Stock Purchase and Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ira S. Walter, Vice President, Compensation, Benefits and Employee Information Services of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003                        /s/ Ira S. Walter
                                            --------------------------
                                     Name:  Ira S. Walter
                                     Title: Vice President, Compensation,
                                            Benefits and Employee Information
                                            Services

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by
Section 906 has been provided to Merck & Co., Inc. and will be retained by Merck & Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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